UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2009

MONARCH FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-52032	20-4985388
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Executive Boulevard Chesapeake, Virginia	23320
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 389-5111

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Effective May 31, 2009, Monarch Financial Holdings, Inc. (the “Company”) entered into an agreement with a large borrower relationship that had previously been reported as non-performing at our sole subsidiary, Monarch Bank (the “Bank”). Since we felt this event may be communicated in the marketplace and therefore become inside information, we decided to report this event to the public.

Since December 31, 2008 the Bank has included two real estate development projects (comprised of three loans) totaling $7.5 million as non-accrual loans. This comprised the majority of the Company’s non-performing loans and assets on that date and on our most recent financial reporting date of March 31, 2009. The Company had also recorded a significant loan loss provision expense in the fourth quarter of 2008 related to these three loans, which was the primary contributor to a net loss in that quarter.

As of May 31, 2009 these three loans have been reclassified as performing due to a significant infusion of cash by the borrower and the addition of an external funding source to complete the larger of the two projects. The additional funding for these loans was in escrow by the closing attorney and received by the Bank on June 3, 2009. While the Company normally reports asset quality measurements at each quarter-end, we feel it is appropriate to report on our asset quality as of May 31, 2009. With this agreement, the additional cash infusion and the external funding source in place we will monitor the progress of the two projects and make adjustments to our specific loan loss reserves in the future.

As of May 31, 2009 non-performing assets were comprised of $594,749 in loans past due 90 days or more and still accruing interest, $3,687,521 in non-accrual loans, and five properties in other real estate totaling $1,251,963. This total of $5,534,233 in non-performing assets represents 0.82% of total assets. Non-performing loans to total loans are 0.84%.

As of March 31, 2009 non-performing assets were comprised of $1,495,000 in loans past due 90 days or more and still accruing interest, $7,891,000 in non-accrual loans, and four properties in other real estate totaling $856,000. This total of $10,242,000 in non-performing assets represented 1.61% of total assets. Non-performing loans to total loans were 1.85%.

While the Hampton Roads economy is performing better than many areas of the country, our local economy and many of our borrowers remain under financial stress. The asset quality measurements reported as of May 31, 2009 may improve or deteriorate by our next reporting period of June 30, 2009. Both periods reported are unaudited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONARCH FINANCIAL HOLDINGS, INC.

Date: June 4, 2009	/s/ Brad E. Schwartz
Brad E. Schwartz, Executive Vice President
Chief Financial & Operating Officer

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